Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE		4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com
Contact:	Douglas Ian Shaw Corporate Secretary (631) 208-2400

SUFFOLK BANCORP RECEIVES AND INTENDS TO APPEAL EXPECTED NOTICE

OF DELISTING FROM NASDAQ DUE TO DELAYED FILING AND PLANS

TO REQUEST A STAY OF DELISTING

Riverhead, New York, November 14, 2011 — Suffolk Bancorp (NASDAQ – SUBK, “Suffolk”), today announced that, as expected, on November 8, 2011, it received a Delisting Determination letter from NASDAQ for failing to timely file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (the “Periodic Reports”) with the Securities and Exchange Commission in violation of Listing Rule 5250(c)(1) (the “Rule”). NASDAQ had previously granted Suffolk an exception until November 7, 2011 to regain compliance with the Rule but Suffolk failed to file the Periodic Reports prior to that deadline.

Suffolk intends to appeal this determination to a NASDAQ hearings panel by November 15, 2011, which is the deadline for an appeal, and to request a stay of any delisting of Suffolk common stock until the hearing takes place and a decision is issued. The filing of the appeal will automatically stay a delisting until 15 calendar days after the date of the hearing request.

Suffolk continues to work to file its Periodic Reports, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Suffolk is also working to file amended filings with respect to the periods ended September 30, 2010, and December 31, 2010, as previously announced on August 10, 2011.

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through the Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, the Suffolk County National Bank has 30 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release includes statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, the adequacy of our allowance for loan losses, projections of future performance, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not

PRESS RELEASE November 14, 2011 Page 2 of 2

limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; our failure to meet the deadlines set forth in our Plan of Compliance filed with NASDAQ on September 21, 2011 for filing our Quarterly Reports for the quarters ended March 31, 2011 and June 30, 2011; a refusal by NASDAQ to grant a stay of delisting until the conclusion of the NASDAQ hearing and issuance of a decision; a failure to comply with NASDAQ rules; results of regulatory examinations; any failure by us to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; failure by us to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in our failure to file on time our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 or resulting from the revisions to our earnings previously announced on April 12, 2011 or the restatement of our financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

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